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                                                                   EXHIBIT 10.43

                                 PROMISSORY NOTE
                                 ---------------


$142,500                                                       Date: May 3, 1995


          FOR VALUE RECEIVED, the undersigned, for himself/herself, his/her heirs, representatives, successors and assigns (the "Maker"), hereby promises to pay to the order of BUTLER INTERNATIONAL, INC. ("Butler" or the "Company") the principal sum specified above (the "Principal Sum"), without interest, (except as set forth below), on May 3, 2002. All payments under this Note shall be made in lawful money of the United States of America and shall be made to the holder hereof at 110 Summit Avenue, Montvale, New Jersey, or at such other place as the holder hereof may otherwise designate in writing from time to time. This Note is made pursuant to the exercise of three stock options issued under the 1992 Directors Stock Option Plan and is secured by and in the manner provided in that certain Pledge Agreement dated of even date herewith between the Maker and Butler.

          The Maker shall have the right to prepay the whole or any part of this Note at any time and from time to time. All prepayments shall be applied first to accrued interest, and the remainder shall be applied against the outstanding balance of the Principal Sum hereof.

          In the event of the failure of the Maker to make any payment when and as due and payable hereunder, the amount of such payment shall accrue and bear interest at the rate of 12% per annum. The Maker hereby authorizes the Company to offset any and all amounts due and payable under this Note against any amounts owed to the Maker from the Company, including any and all wages, compensation and reimbursement. Notwithstanding the exercise by the Company of the foregoing right of offset, Butler shall remain entitled to pursue every other right and remedy available to it under all applicable law. If the Company initiates litigation to collect this Note and a judicial determination is made in favor of the Maker, the Company shall pay all of Maker's costs and expenses in defending the litigation.

          No failure or delay by the holder hereof to insist upon the strict performance of any provision of this Note, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such provision or of any such breach, or preclude the holder hereof from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Note, the holder hereof shall not be deemed to have waived the right either to require prompt payment when due of all other amounts due under this Note.

          All notices and other communications hereunder shall be in writing, and shall be duly given and received if personally delivered, sent by telefax or telegram or overnight courier or posted by United States registered or certified mail, return receipt requested, postage prepaid,
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and addressed to the Maker at his address on file with the Company, and to
Butler at its address set forth above. The Maker and the holder hereof may change their respective addresses by notice of such change in the manner set forth herein. Notice shall be deemed given on the day after the day such notice is posted or sent by courier in the manner described above, and if sent by telefax or telegram, on the date such notice is sent, and if delivered in person, on the date so delivered.

          Notwithstanding anything herein to the contrary, in no event shall the Maker be personally liable to pay any amount due hereunder; the sole remedy of the holder hereof shall be against the securities pledged hereunder and pursuant to the Pledge Agreement, of even date herewith.

          IN WITNESS WHEREOF, this Note has been executed as of the date first written above.


                                         MAKER:



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